Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement of Embassy Bancorp, Inc. on Form S-8 of our report dated March 13, 2019, relating to the consolidated financial statements and the effectiveness of internal control over financial reporting of Embassy Bancorp and Subsidiary, which appears in the Annual Report on Form 10-K for the year ended December 31, 2018.

/s/ Baker Tilly Virchow Krause, LLP

Allentown, Pennsylvania

August 22, 2019